SCHEDULE 14A INFORMATION
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VIASAT, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 2, 2008
8:30 a.m. Pacific Time

Dear Fellow Stockholder:

You are cordially invited to attend our 2008 annual meeting of stockholders, which will be held at the corporate offices of ViaSat, located at 6155 El Camino Real, Carlsbad, California on October 2, 2008 at 8:30 a.m. Pacific Time. We are holding the annual meeting for the following purposes:

1. To elect Mark D. Dankberg, Michael B. Targoff and Harvey P. White to serve as Class III Directors for a three-year term to expire at the 2011 annual meeting of stockholders.

2. To ratify the appointment of PricewaterhouseCoopers LLP as ViaSat’s independent registered public accounting firm for the fiscal year ending April 3, 2009.

3. To approve an amendment to the 1996 Equity Participation Plan.

4. To transact other business that may properly come before the annual meeting or any adjournments or postponements of the meeting.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

All stockholders of record at the close of business on August 11, 2008, the record date, are entitled to vote at the annual meeting. Your vote is very important. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure that your shares are represented at the annual meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or nominee with instructions on how to vote your shares.

By Order of the Board of Directors

Mark D. Dankberg
Chairman of the Board and
Chief Executive Officer

Carlsbad, California
August 22, 2008

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,
PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

6155 El Camino Real
Carlsbad, California 92009

PROXY STATEMENT

The Board of Directors of ViaSat, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on October 2, 2008 at 8:30 a.m. Pacific Time at the corporate offices of ViaSat, located at 6155 El Camino Real, Carlsbad, California, and at any adjournments or postponements of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because ViaSat’s Board of Directors is soliciting your proxy to vote at the 2008 annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about August 22, 2008 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned ViaSat common stock at the close of business on the record date, August 11, 2008, are entitled to vote at the annual meeting. On this record date, there were 30,747,998 shares of ViaSat common stock outstanding. Common stock is our only class of stock entitled to vote. We are also sending along with this proxy statement our 2008 fiscal year annual report, which includes our financial statements.

What am I voting on?

The items of business scheduled to be voted on at the annual meeting are:

•	Proposal 1: The election of Mark D. Dankberg, Michael B. Targoff and Harvey P. White to serve as Class III Directors for a three-year term to expire at the 2011 annual meeting of stockholders.

•	Proposal 2: The ratification of the appointment of PricewaterhouseCoopers as ViaSat’s independent registered public accounting firm for the 2009 fiscal year.

•	Proposal 3: The amendment to the 1996 Equity Participation Plan.

We also will consider any other business that properly comes before the annual meeting.

How does the Board recommend that I vote?

Our Board of Directors unanimously recommends that you vote “FOR” the election of the director nominees listed in this proxy statement (Proposal 1), “FOR” the ratification of the appointment of PricewaterhouseCoopers as ViaSat’s independent registered public accounting firm (Proposal 2), and “FOR” the amendment to the 1996 Equity Participation Plan (Proposal 3).

How many votes do I have?

You are entitled to one vote for every share of ViaSat common stock that you own as of the close of business on August 11, 2008.

How do I vote by proxy?

Your vote is important. Whether or not you plan to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card will not affect your right to attend the annual meeting or vote your shares in person.

If you complete and submit your proxy card, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, your shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented for voting at the annual meeting, or any adjournments or postponements of the annual meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote your shares in accordance with their best judgment. As of the date of this proxy statement, we have not received notice of other matters that may properly be presented for voting at the annual meeting.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before your proxy is voted at the annual meeting. You may revoke your proxy in any of the following three ways:

•	You may send in another signed proxy bearing a later date,

•	You may deliver a written notice of revocation to ViaSat’s Corporate Secretary prior to the annual meeting, or

•	You may notify ViaSat’s Corporate Secretary in writing before the annual meeting and vote in person at the meeting.

If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or nominee to revoke any prior instructions.

How do I vote in person?

If you plan to attend the annual meeting and wish vote in person, we will give you a ballot when you arrive. However, if your shares are held in “street name” and you wish to vote at the annual meeting, you must bring to the annual meeting a “legal proxy” from the broker, bank or nominee that holds your shares. The legal proxy will give you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

Can I vote via the internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms offer internet and telephone voting. If your bank or brokerage firm does not offer internet or telephone voting information, please complete and return your proxy card or voting instruction card in the self-addressed, postage-paid envelope provided.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a ViaSat stockholder or joint holder as of the close of business on the record date, August 11, 2008, or you hold a valid proxy for the annual meeting. You should be prepared to present valid government issued photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the annual meeting. If you are not a stockholder of record but hold shares in “street name,” you should provide proof of beneficial ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of August 11, 2008. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

What constitutes a quorum?

A quorum is present when at least a majority of the outstanding shares entitled to vote are represented at the annual meeting either in person or by proxy. This year, approximately 15,374,000 shares must be represented to constitute a quorum at the meeting and permit us to conduct our business.

What vote is required to approve each proposal?

In the election of directors, the three nominees for director that receive the most votes will be elected. All other proposals require the favorable vote of a majority of those shares present, in person or by proxy, and entitled to vote on that proposal. Voting results will be tabulated and certified by our transfer agent, Computershare Investor Services LLC.

What is the effect of abstentions and broker non-votes?

Shares held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum. Because directors are elected by a plurality of votes cast, abstentions will have no effect on the election of directors. With respect to all other proposals, abstentions have the same effect as a vote “AGAINST” the proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. Assuming that a quorum is obtained, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

What are the costs of soliciting these proxies?

We will pay the entire cost of soliciting these proxies, including the preparation, assembly, printing, and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders will receive only one copy of our proxy statement and annual report if they share an address with another stockholder, have been previously notified of householding by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding. If you would like to opt out of this practice for future mailings, and receive separate annual reports and proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report or proxy statement without charge by sending a written request to ViaSat, Inc., Attention: Investor Relations, 6155 El Camino Real, Carlsbad, California 92009, or by email at ir@viasat.com. We will promptly send additional copies of the annual report or proxy statement upon receipt of such request.

PROPOSAL 1:
ELECTION OF DIRECTORS

Overview

The authorized number of directors is presently seven. In accordance with our certificate of incorporation, we divide our Board of Directors into three classes, with Class I and Class II consisting of two members, and Class III consisting of three members. We elect one class of directors to serve a three year term at each annual meeting of stockholders. At this year’s annual meeting of stockholders, we will elect three Class III Directors to hold office until the 2011 annual meeting. At next year’s annual meeting of stockholders, we will elect two Class I directors to hold office until the 2012 annual meeting, and the following year, we will elect two Class II directors to hold office until the 2013 annual meeting. Thereafter, elections will continue in a similar manner at subsequent annual meetings. Each elected director will continue to serve until his successor is duly elected or appointed.

The Board of Directors unanimously nominated Mark D. Dankberg, Michael B. Targoff and Harvey P. White as Class III nominees for election to the Board. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received “FOR” the election of Messrs. Dankberg, Targoff and White. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.

The following table sets forth for each nominee to be elected at the annual meeting and for each director whose term of office will extend beyond the annual meeting, the age of each nominee or director, the positions currently held by each nominee or director with the company, the year in which each nominee’s or director’s current term will expire, and the class of director of each nominee or director.

Name	Age	Position with ViaSat	Term Expires	Class

Mark D. Dankberg	53	Chairman and Chief Executive Officer	2008	III
Robert W. Johnson	58	Director	2009	I
B. Allen Lay	73	Director	2010	II
Jeffrey M. Nash	60	Director	2010	II
John P. Stenbit	68	Director	2009	I
Michael B. Targoff	64	Director	2008	III
Harvey P. White	74	Director	2008	III

Class III Directors with Terms Expiring at this Annual Meeting

Mark D. Dankberg is a founder of ViaSat and has served as Chairman of the Board and Chief Executive Officer of ViaSat since its inception in May 1986. Mr. Dankberg also serves as a director of TrellisWare Technologies, Inc., a privately-held subsidiary of ViaSat that develops advanced signal processing technologies for communication applications. Mr. Dankberg is a director and member of the audit committee of REMEC, Inc., which is now in dissolution. In addition, Mr. Dankberg serves on the advisory board of Minnetronix, Inc. a privately-held medical device and design company. Prior to founding ViaSat, he was Assistant Vice President of M/A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986, and Communications Engineer for Rockwell International Corporation from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.

Michael B. Targoff has been a director of ViaSat since February 2003. In February 2006, Mr. Targoff was elected Chief Executive Officer of Loral Space & Communications, Inc. (Loral). Since November 2005, he has served as the vice chairman of Loral’s board of directors and serves on the executive and compensation committees. Mr. Targoff originally joined Loral Space & Communications Limited in 1981 and served as Senior Vice President and General Counsel until January 1996, when he was elected President and Chief Operating Officer of the newly formed Loral. In 1998, he founded Michael B. Targoff & Co., which invests in telecommunications and related industry early stage companies. Mr. Targoff is chairman of the board and chairman of the audit committee of CPI

International, Inc., a publicly-held company, and a director and chairman of the audit committee of Leap Wireless International, Inc., a publicly-held company. Mr. Targoff also serves on the board of directors of five private telecommunications companies. Prior to joining Loral Space & Communications Limited in 1981, Mr. Targoff was a partner in the New York City law firm, Willkie Farr & Gallagher. Mr. Targoff holds a B.A. degree from Brown University and a J.D. degree from the Columbia University School of Law, where he was a Hamilton Fisk Scholar and editor of the Columbia Journal of Law and Social Problems.

Harvey P. White has been a director of ViaSat since May 2005. Since June 2004, Mr. White has served as Chairman of (SHW)2 Enterprises, a business development and consulting firm. From September 1998 through June 2004, Mr. White served as Chairman and Chief Executive Officer of Leap Wireless International, Inc. Prior to that, Mr. White was a co-founder of QUALCOMM Incorporated where he held various positions including director, President and Chief Operating Officer. Mr. White is the chairman of the board of two private companies, Quanlight, Inc. and YBR Solar, Inc. Mr. White attended West Virginia Wesleyan College and Marshall University where he received a B.A. degree in Economics.

Class I Directors with Terms Expiring in 2009

Dr. Robert W. Johnson has been a director of ViaSat since 1986. Dr. Johnson has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. Dr. Johnson currently serves as a director of Hi/fn Inc., a publicly-held company that manufactures semiconductors and software for networking and data storage industries. Dr. Johnson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

John P. Stenbit has been a director of ViaSat since August 2004. From 2001 to his retirement in March 2004, Mr. Stenbit served as the Assistant Secretary of Defense for Command, Control, Communications, and Intelligence (C3I) and later as Assistant Secretary of Defense of Networks and Information Integration/ Department of Defense Chief Information Officer, the C3I successor organization. From 1977 to 2001, Mr. Stenbit worked for TRW, retiring as Executive Vice President. Mr. Stenbit was a Fulbright Fellow and Aerospace Corporation Fellow at the Technische Hogeschool, Einhoven, Netherlands. Mr. Stenbit has chaired the Science Advisory Panel to the Director for the Administrator of the Federal Aviation Administration. Mr. Stenbit currently serves on the board of directors of the following publicly-held companies: SM&A Corporation, Cogent, Inc., SI International, and Loral. He is also on the board of directors of The Mitre Corp. a private, not-for-profit corporation. Mr. Stenbit also serves on the Defense Science Board, the Technical Advisory Group of the National Reconnaissance Office, the Advisory Board of the National Security Agency, the Science Advisory Group of the US Strategic Command and the Naval Studies Board. He also does consulting for various government and commercial clients.

Class II Directors with Terms Expiring in 2010

B. Allen Lay has been a director of ViaSat since 1996. From 1983 to 2001, he was a General Partner of Southern California Ventures, a venture capital company. From 2001 to the present he has acted as a consultant to the venture capital industry. Mr. Lay is currently a director of NPI, LLC, a privately-held developer and supplier of proprietary and patentable ingredients for dietary supplements, and Canley Lamps, LLC, a privately-held manufacturer of specialty light bulbs.

Dr. Jeffrey M. Nash has been a director of ViaSat since 1987. From 1994 until 2003, he served as President of Digital Perceptions Inc., a privately-held consulting and software development firm serving the defense, remote sensing, communications, aviation and commercial computer industries. Since September 2003, he has been President and Chairman of Inclined Plane Inc., a privately-held consulting and intellectual property development company serving the defense, communications and media industries. In addition to his role at ViaSat, Dr. Nash serves as a director of two San Diego-based companies: Pepperball Technologies, Inc., a privately-held manufacturer of non-lethal personal defense equipment for law enforcement, security and personal defense applications, and REMEC, Inc., which is now in dissolution.

Board Independence

The criteria established by The Nasdaq Stock Market, or Nasdaq, for director independence include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he or she is (1) an employee of the company, or (2) a partner in, or an executive officer of, an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year. The subjective test requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of the directors was disqualified from independent status under the objective standards, other than Mr. Dankberg, who does not qualify as independent because he is a ViaSat employee. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards by taking into account the standards in the objective tests, and reviewing and discussing additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to ViaSat and ViaSat’s management. In conducting this evaluation, the Board considered the following relationships that did not exceed Nasdaq objective standards but were identified by the Nomination and Evaluation Committee for further consideration by the Board under the subjective standard. Mr. Targoff currently serves as the Chief Executive Officer and as a member of the board of directors of companies with which ViaSat does business. Mr. Stenbit, a director of ViaSat, is also a non-employee director of another company with which ViaSat does business. The nature of these relationships and transactions are described in greater detail in “Certain Relationships and Related Transactions.” Based on all of the foregoing, the Board made a subjective determination that although it believes Mr. Targoff maintains the ability to exercise independent judgment in carrying out the responsibilities of a director, the Board would treat Mr. Targoff as a non-independent director as a matter of good corporate practice.

As a result, the Board of Directors affirmatively determined that each member of the Board other than Mr. Dankberg and Mr. Targoff is independent under the criteria established by Nasdaq for director independence. In addition to the Board level standards for director independence, all members of the Audit Committee, Compensation and Human Resources Committee, and Nomination and Evaluation Committee are independent directors.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors has seven directors and the following five committees: (1) Audit Committee, (2) Compensation and Human Resources Committee, (3) Nomination and Evaluation Committee, (4) Corporate Governance Committee, and (5) Banking/Finance Committee. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter which can be found on the “Investor Relations” section of our website at viasat.com. During our fiscal year ended March 28, 2008, the Board held eight meetings, including telephonic meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served. Although ViaSat does not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we encourage the attendance of our directors and director nominees at our annual meeting, and historically more than a majority have done so. Six of our directors attended last year’s annual meeting of stockholders.

		Compensation and	Nomination and	Corporate
	Audit	Human Resources	Evaluation	Governance	Banking/Finance
Director	Committee	Committee	Committee(1)	Committee(1)	Committee

Mark D. Dankberg					Member
Robert W. Johnson	Member		Chair	Member
B. Allen Lay	Chair				Member
Jeffrey M. Nash	Member	Chair
John P. Stenbit		Member	Member
Michael B. Targoff				Chair	Chair
Harvey P. White	Member	Member
Number of Meetings in Fiscal 2008	6	8	3	0	1

(1)	Effective as of April 29, 2008, the former Nominating and Corporate Governance Committee was reconstituted as the Nomination and Evaluation Committee, and a separate Corporate Governance Committee was established.

Audit Committee

The Audit Committee reviews the professional services provided by our independent registered public accounting firm, the independence of such independent registered public accounting firm from our management, and our annual and quarterly financial statements. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has determined that each of the four members of our Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report.”

Compensation and Human Resources Committee

The Compensation and Human Resources Committee is responsible for establishing and monitoring policies governing the compensation of executive officers. In carrying out these responsibilities, the Compensation and Human Resources Committee is responsible for advising and consulting with the officers regarding managerial personnel and development, and for reviewing and, as appropriate, recommending to the Board of Directors, policies, practices and procedures relating to the compensation of directors, officers and other managerial employees and the establishment and administration of our employee benefit plans. The objectives of the Compensation and Human Resources Committee are to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the ViaSat’s stockholders. For additional information concerning the Compensation and Human Resources Committee, see the “Compensation Discussion and Analysis.”

Nomination and Evaluation Committee

The Nomination and Evaluation Committee reviews and recommends nominees for election as directors and committee members, conducts the evaluation of the company’s Chief Executive Officer, and advises the Board with respect to Board and committee composition.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Nomination and Evaluation Committee will consider, among other things, the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience in our industry;

•	experience as a board member of another publicly-held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	practical and mature business judgment; and

•	with respect to current directors, performance on the ViaSat Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nomination and Evaluation Committee may also consider such other facts as it may deem are in the best interests of ViaSat and its stockholders. The Nomination and Evaluation Committee does, however, believe it appropriate for at least one, and preferably several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board be independent as required by the Nasdaq qualification standards.

Identification and Evaluation of Nominees for Directors

The Nomination and Evaluation Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nomination and Evaluation Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the Nomination and Evaluation Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nomination and Evaluation Committee may also poll our Board and members of management for their recommendations. The Nomination and Evaluation Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The Nomination and Evaluation Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the Nomination and Evaluation Committee and by certain of our other independent directors and executive management. In making its determinations, the Nomination and Evaluation Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of ViaSat and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nomination and Evaluation Committee makes its recommendation to our Board. To date, the Nomination and Evaluation Committee has not relied on third-party search firms to identify candidates for the Board. The Nomination and Evaluation Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The Nomination and Evaluation Committee will consider candidates recommended by any company stockholder who has held our common stock for at least one year and who holds a minimum of 1% of our outstanding shares. The recommending stockholder must submit to ViaSat the following in connection with recommending a candidate during the time periods indicated in the section titled “Stockholder Proposals for the 2009 Meeting”:

•	a detailed resumé of the recommended candidate;

•	an explanation of the reasons why the stockholder believes the recommended candidate is qualified for service on our Board;

•	such other information that would be required by the rules of the SEC to be included in a proxy statement;

•	the written consent of the recommended candidate;

•	a description of any arrangements or undertakings between the stockholder and the recommended candidate regarding the nomination; and

•	proof of the recommending stockholder’s stock holdings in ViaSat.

Recommendations received by stockholders will be processed and subject to the same criteria as other candidates recommended to the Nomination and Evaluation Committee.

Communications with the Board

Any stockholder wishing to communicate with any of our directors regarding corporate matters may write to the director, c/o General Counsel, ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009. The General Counsel will forward such communications to each member of our Board of Directors; provided that, if in the opinion of the General Counsel it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion). Certain correspondence such as spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material may be forwarded elsewhere within the company for review and possible response.

Code of Ethics

We are dedicated to maintaining the highest standards of business integrity. It is our belief that adherence to sound principles of corporate governance, through a system of checks, balances and personal accountability is vital to protecting ViaSat’s reputation, assets, investor confidence and customer loyalty. Above all, the foundation of ViaSat’s integrity is our commitment to sound corporate governance. Our corporate governance guidelines and Guide to Business Conduct can be found on the “Investor Relations” section of our website at investors.viasat.com.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” the election of Messrs. Dankberg, Targoff and White.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected PricewaterhouseCoopers LLP as ViaSat’s independent registered public accounting firm for our fiscal year ending April 3, 2009. PricewaterhouseCoopers has served as our independent registered public accounting firm since the fiscal year ended March 31, 1992. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, and may retain that firm or another without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed by PricewaterhouseCoopers for professional services rendered for the fiscal years ended March 28, 2008 and March 30, 2007:

	Fiscal 2008	Fiscal 2007
Fee Category	Fees ($)	Fees ($)

Audit Fees	1,382,263	1,432,164
Audit-Related Fees	—	—
Tax Fees	30,490	37,486
All Other Fees	3,500	2,425

Total Fees	1,416,253	1,472,075

Audit Fees.  This category includes the audit of our annual consolidated financial statements and the audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For the fiscal year ended March 30, 2007, this category also includes fees related to the audit of management’s assessment of our internal control over financial reporting.

Audit-Related Fees.  This category consists of assurance and related services provided by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of our consolidated financial statements, and are not reported above as “Audit Fees.” These services include accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees.  This category consists of professional services rendered by PricewaterhouseCoopers, primarily in connection with tax compliance, tax planning and tax advice activities. These services include assistance with the preparation of tax returns, claims for refunds, value added tax compliance, and consultations on state, local and international tax matters.

All Other Fees.  This category consists of fees for products and services other than the services reported above, including fees for subscription to PricewaterhouseCoopers’s on-line research tool.

Pre-Approval Policy of the Audit Committee

The Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. In fiscal 2008, there were no exceptions to the policy of securing the pre-approval of the Audit Committee for any service provided by the independent registered public accounting firm.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as ViaSat’s independent registered public accounting firm.

PROPOSAL 3:
AMENDMENT TO THE
1996 EQUITY PARTICIPATION PLAN

Overview

We are requesting that our stockholders vote in favor of an amendment to our 1996 Equity Participation Plan. In this proxy statement, we sometimes call this plan the Equity Plan. On July 29, 2008, our Board of Directors approved the amendment to the Equity Plan, subject to stockholder approval at the annual meeting.

If approved by the stockholders, the amendment will increase the number of shares of common stock available for issuance under the Equity Plan. As of the record date, August 11, 2008, approximately 175,104 shares remained available for issuance under the Equity Plan, which is insufficient to meet our requirements during the next year. We are asking for approval of 2,000,000 shares over the number of shares we already have available for grant. After carefully forecasting our anticipated growth rate for the next few years, we believe that this increase will be sufficient for one to two years’ worth of equity-based grants under our current compensation program.

The amendment to the Equity Plan will also implement the following changes:

•	The term of the Equity Plan will be extended until 2018.

•	Non-employee directors will be eligible to receive all types of awards under the Equity Plan. Currently, non-employee directors are only eligible to receive stock options under the Equity Plan.

•	The list of performance criteria that may be used by our Compensation and Human Resources Committee for purposes of granting awards under the Equity Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or the Code, has been expanded, as described below under the heading “Performance Criteria.”

In addition, certain other immaterial changes have been included in the amendment to the Equity Plan to conform its terms to company practice.

THE BOARD RECOMMENDS THAT
YOU VOTE “FOR” THE AMENDMENT TO THE EQUITY PLAN

Why You Should Vote for the Amendment to the Equity Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

The Equity Plan is critical to our ongoing effort to build stockholder value. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, equity incentive awards are central to our compensation program. Our Board of Directors and its Compensation and Human Resources Committee believe that our ability to grant equity incentive awards, including stock options and restricted stock units, to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate the world’s best talent. Historically, we have primarily issued stock options and restricted stock units to our employees, directors and eligible consultants. These forms of equity compensation provide a strong incentive for employees, directors and consultants to work to grow the business and build stockholder value, and are attractive to employees, directors and consultants who share the entrepreneurial sprit that has made our company a success.

We believe our strategy is working. During the last three years, our employee turnover rate, inclusive of both voluntary and involuntary turnover, has averaged about 7.8%, which is much lower than the annual 20.0% employee turnover rate for similar industries as reported in the 2008 Radford Benchmark Surveys — Overall Practices. Also, our equity incentive program is broad-based. As of the record date, approximately 71% of our outstanding equity awards were held by non-executive officer employees. Approximately 79% of the total stock options outstanding on the record date were fully vested and exercisable, and of these fully vested and exercisable options, 98% were “in-the-money,” which means that they have exercise prices that are less than the trading price of our common stock. We regard the decision by employees to hold onto their options instead of exercising and selling as evidence of their belief that they can continue to build stockholder value. While stock options have historically been our primary equity compensation vehicle, we also recently began granting restricted stock units to certain of our employees, and the shares of stock underlying such awards are generally paid out immediately upon vesting of the restricted stock units award (unless the employee has elected to defer delivery of such shares of stock). The stock incentive programs ViaSat has in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees. We believe we must continue to offer a competitive equity compensation plan in order to attract and motivate the world-class talent necessary for our continued growth and success.

The Equity Plan Will No Longer Have Shares Available for Grant

Under our current forecasts, the Equity Plan will run out of shares available for grant in the fall of 2008, and we will not be able to issue equity to our employees, directors and consultants unless our stockholders approve the amendment to the Equity Plan. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficultly attracting, retaining and motivating our employees, directors and consultants if we are unable to make equity grants to them. Equity-based grants are a more effective compensation vehicle than cash at a growth-oriented, entrepreneurial company because they align employee and stockholder interests with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the amendment to the Equity Plan.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation and Human Resources Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. As of the record date, we had the following awards outstanding and shares available for grant under our existing equity compensation plans:

Equity Compensation Plans as of August 11, 2008 (1)

Options outstanding	5,637,152
Restricted stock units outstanding	910,372
Shares available for grant	175,104
Weighted average exercise price of outstanding options	$20.01
Weighted average remaining term of outstanding options	4.24 years

(1)	This table excludes (a) the 2,000,000 additional shares we are requesting, and (b) the ViaSat, Inc. Employee Stock Purchase Plan.

In requesting approval of the amendment to the Equity Plan, we are asking stockholders for a one to two year pool of shares to provide a predictable amount of equity for attracting, retaining and motivating employees, directors and consultants as we continue to grow. Since approval will result in a small increase in total dilution and this dilution may exceed the standard approval guidelines used by some stockholders, we ask that you consider the following:

•	We are still a relatively young company that has grown rapidly. In the early years, a significant number of shares were necessary to build the world-class pool of talent that has created substantial stockholder value. Going forward, we believe fewer shares will be necessary to achieve this objective.

•	As mentioned earlier, of the approximately 5.6 million shares subject to options outstanding, approximately 4.5 million are vested and exercisable. This tendency of employees to hold in-the-money options that are fully vested is unusual and good for stockholders as it illustrates that employees have confidence in our future stock price appreciation and want to maintain a longer term ownership in the company.

•	In October 2006, we changed the expiration term of our option grants from ten years to six years. However, this change has not yet fully had its effect on reducing dilution. In the next five fiscal years, approximately

3.4 million of the approximately 5.6 million shares subject to outstanding options, or 60%, either have to be exercised or will expire.

The Equity Plan Combines Compensation and Governance Best Practices

The Equity Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•	Stockholder approval is required for additional shares. The Equity Plan does not contain an annual “evergreen” provision. The Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Equity Plan.

•	No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date we have not granted any stock appreciation rights under the Equity Plan.

•	Repricing is not allowed. The Equity Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•	Reasonable share counting provisions. In general, when awards granted under the Equity Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee or withheld by ViaSat as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award will not be returned to the share reserve.

•	Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the Equity Plan, grants of options and stock appreciation rights are counted as the grant of one share for each one share actually granted, as described above. In addition, with respect to a stock appreciation right award settled in shares of common stock, the share reserve will be reduced by the aggregate number of shares subject to the stock appreciation right and not just by the number of shares actually delivered upon exercise of the stock appreciation right. However, to protect our stockholders from potentially greater dilutive effect of full value awards, all grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments with a share purchase price less than fair market value on the date of grant are deducted from the Equity Plan’s share pool as two shares for every one share actually granted.

Summary of the Equity Plan

The following is a summary of the Equity Plan, as amended pursuant to this proposal. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 1996 Equity Participation Plan, as amended and restated to reflect the amendments pursuant to this proposal, a copy of which is attached as Appendix A to this proxy statement.

General Nature and Purpose.  The Equity Plan was adopted (1) to further our growth, development and financial success by providing additional incentives to some of our key employees who have been or will be given responsibility for the management or administration of our business affairs, by assisting them to become owners of our capital stock and thus to benefit directly from our growth, development and financial success, and (2) to enable us to retain the services of the type of professional, technical and managerial employees considered essential to our long-range success, by providing and offering them the opportunity to become owners of our capital stock. The Equity Plan provides for the grant to our executive officers, other key employees, consultants and non-employee directors of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock, restricted stock units, dividend equivalents, stock payments, stock appreciation rights and performance awards.

Administration.  The Compensation and Human Resources Committee of the Board of Directors administers the Equity Plan. In addition to administering the Equity Plan, the Compensation and Human Resources Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Equity Plan.

Shares Subject to Equity Plan.  The Equity Plan currently provides for the issuance of up to 10,600,000 shares of our common stock and, if this proposal is approved, will provide for the issuance of up to 12,600,000 shares of our common stock. Awards of restricted stock, performance awards, dividend equivalents, restricted stock units, and stock payments with a share purchase price less than fair market value are counted as two shares for every one share actually granted for purposes of calculating the number of shares available for issuance under the Equity Plan. Grants of stock options and stock appreciation rights will continue to be counted as the grant of one share for each one share actually granted for purposes of calculating the total number of remaining shares available for issuance under the Equity Plan. In addition, with respect to a stock appreciation right award settled in shares of common stock, the share reserve will be reduced by the aggregate number of shares subject to the stock appreciation right and not just by the number of shares actually delivered upon exercise of the stock appreciation right.

To the extent that an option, or any other right to acquire shares under the Equity Plan, expires or is cancelled without having been fully exercised, or is settled in cash, then such shares as to which such award was not exercised prior to its expiration or cancellation are added back to the Equity Plan and may be re-granted under the Equity Plan. In addition, any shares of restricted stock forfeited or repurchased by ViaSat may be re-granted under the Equity Plan. However, shares of common stock that are delivered by the grantee or withheld by ViaSat as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award will not be returned to the share reserve.

The number of shares subject to the Equity Plan, and the limitations on the number of shares subject to grants and awards under the Equity Plan, may in the discretion of the Compensation and Human Resources Committee (or the Board of Directors, in the case of awards to non-employee directors) be adjusted to reflect changes in our capitalization or certain corporate events which are described more fully in the Equity Plan, but include stock splits, recapitalizations, reorganizations and reclassifications. In the event of an equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the Compensation and Human Resources Committee (or the Board of Directors, in the case of awards to non-employee directors) will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Equity Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to awards to a participant during any calendar year).

Not more than 500,000 shares may be subject to options or stock appreciation rights for any one individual per fiscal year. The Equity Plan also has an individual award limit of 150,000 shares per fiscal year for grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments (except for grants made upon initial service of an employee, which has an award limit of 300,000 shares). Individual awards designated to be paid in cash may not exceed $1,000,000.

Eligibility.  Any employee, consultant or non-employee director selected by the Compensation and Human Resources Committee (or the Board of Directors, in the case of awards to non-employee directors) is eligible to receive equity awards under the Equity Plan. The Compensation and Human Resources Committee (or the Board of Directors, in the case of awards to non-employee directors), in its absolute discretion, will determine (1) among the eligible participants the individuals to whom awards are to be granted, (2) the number of shares to be granted, and (3) the terms and conditions of the grants.

Grant of Options.  The Compensation and Human Resources Committee (or the Board of Directors, in the case of an option granted to a non-employee director) will from time to time, in its absolute discretion, determine (1) the number of shares to be subject to options granted to selected employees, consultants and non-employee directors (2) whether the options are to be incentive stock options or non-qualified stock options, and (3) the terms and conditions of the options, in a manner consistent with the Equity Plan. During the term of the Equity Plan, a person who is initially elected to the Board of Directors and who is a non-employee director at that time is automatically granted an option to purchase 15,000 shares of common stock and an option to purchase 10,000 shares of common stock on the date of each subsequent annual meeting of stockholders. The initial option grants to non-employee directors vest in three equal annual installments on the first three anniversaries of the date of grant. The annual option grants to non-employee directors vest in full on the first anniversary of the date of grant.

Purchase Price of Optioned Shares.  The price per share of the shares subject to each option is set by the Compensation and Human Resources Committee (or the Board of Directors, in the case of an option granted to a non-employee director). However, the price per share cannot be less than fair market value on the date the option is granted. In the case of incentive stock options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of ViaSat or any subsidiary or parent corporation of ViaSat, the price cannot be less than 110% of the fair market value of a share of common stock on the date the option is granted.

Terms of Options.  The term of an option is set by the Compensation and Human Resources Committee (or the Board of Directors, in the case of an option granted to a non-employee director) in its discretion. However, the term of an option cannot exceed six years under the Equity Plan. In the case of incentive stock options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of ViaSat, the term may not exceed five years.

Exercise of Options.  Upon the exercise of an option under the Equity Plan, the optionee must make full cash payment to the Corporate Secretary of ViaSat for the shares with respect to which the option, or portion of the option, is exercised. However, the Compensation and Human Resources Committee (or the Board of Directors, in the case of an option granted to a non-employee director) may in its discretion allow various forms of payment, which are described in the Equity Plan.

Other Stock Awards.  The Equity Plan allows for various other awards including restricted stock, performance awards, dividend equivalents, restricted stock units, stock payments and stock appreciation rights. Except as expressly permitted by the Equity Plan, awards of restricted stock will have a minimum vesting schedule of three years (except for restricted stock performance awards, which will have a minimum vesting schedule of one year). The term of a stock appreciation right cannot exceed six years under the Equity Plan and the exercise price per share of a stock appreciation right cannot be less than fair market value on the date the stock appreciation right is granted.

Performance Criteria.  The Compensation and Human Resources Committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Compensation and Human Resources Committee may grant to such covered employees restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance criteria as applicable to our performance or the performance of a division, business unit or an individual:

•	net earnings (either before or after one or more of the following: (1) interest, (2) taxes, (3) depreciation and (4) amortization),

•	gross or net sales or revenue,

•	net income (either before or after taxes),

•	operating earnings or profit,

•	cash flow (including, but not limited to, operating cash flow and free cash flow),

•	return on assets,

•	return on capital, return on stockholders’ equity,

•	return on sales,

•	gross or net profit or operating margin,

•	costs,

•	funds from operations,

•	expenses,

•	working capital,

•	earnings per share, or

•	price per share of our common stock.

No Repricing.  The Equity Plan prohibits the repricing of stock options or stock appreciation rights without prior stockholder approval.

Amendment and Termination of the Plan.  The Equity Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors or the Compensation and Human Resources Committee. However, without approval of the stockholders of ViaSat, the Equity Plan may not be amended to (1) increase the maximum number of shares issuable upon exercise of equity awards granted under the Equity Plan and (2) no action of the Board or the Compensation and Human Resources Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. If this proposal is approved, and if not earlier terminated by the Board of Directors or the Compensation and Human Resources Committee, the Equity Plan will terminate in 2018.

New Plan Benefits.  The number of awards that an employee may receive under the Equity Plan is in the discretion of the Board of Directors or the Compensation and Human Resources Committee and therefore cannot be determined in advance. As noted above, the Equity Plan provides a formula grant to non-employee directors, with each non-employee director receiving an option to purchase 15,000 shares of common stock at the time of initial election to the Board and an option to purchase 10,000 shares of common stock on the date of each subsequent annual meeting of stockholders. Other than these formula grants, neither the Compensation and Human Resources Committee nor the Board of Directors has made any determination to grant any awards to any persons under the Equity Plan as of the date of this proxy statement. For illustrative purposes only, the following table sets forth the aggregate number of shares subject to restricted stock units and options granted under the Equity Plan during last fiscal year.

Number of Shares
	Subject to	Number of Shares
	Restricted Stock	Underlying Options
Name or Group	Units Granted (#)	Granted (#)

Mark D. Dankberg	—	—
Richard A. Baldridge	—	—
Ronald G. Wangerin	—	—
Steven R. Hart	—	—
Mark J. Miller	—	—
All Current Executive Officers as a Group (9 persons)	—	50,000
All Current Non-Employee Directors as a Group (6 persons)	—	60,000
All Current Non-Executive Officer Employees as a Group	12,900	291,950

U.S. Federal Income Tax Consequences

The following is a general discussion of the principal tax considerations for both ViaSat and the recipients of the various awards under the Equity Plan, and is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The following discussion is intended for general information only. The tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Options

Consequences to Employees:  Incentive Stock Options.  No income is recognized for federal income tax purposes by an optionee at the time an incentive stock option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an incentive stock option. If the optionee makes no disposition of the common stock received upon exercise within two years from the date such option was granted or one year from the date the option is exercised, the optionee will recognize capital gain or loss when he or she disposes of the common stock. This gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the common stock at the time of disposition. The exercise of an incentive stock option will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

If the optionee disposes of the common stock acquired upon exercise of an incentive stock option within two years after being granted the option or within one year after acquiring the common stock, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that (1) the lesser of (a) the fair market value of the shares on the date the incentive stock option was exercised or (b) the fair market value at the time of such disposition exceeds (2) the incentive stock option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the length of time the shares have been held.

Consequences to Employees:  Non-Qualified Stock Options.  No income is recognized by a holder of a non-qualified stock option at the time a non-qualified stock option is granted. In general, at the time shares of common stock are issued to a holder pursuant to exercise of a non-qualified stock option, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

A holder will recognize gain or loss on the subsequent sale of common stock acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the selling price and the tax basis of the common stock, which will include the price paid plus the amount included in the holder’s income by reason of the exercise of the non-qualified stock option. Provided the shares of common stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

Consequences to ViaSat: Incentive Stock Options.  We will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an incentive stock option. There are also no federal income tax consequences to us as a result of the disposition of common stock acquired upon exercise of an incentive stock option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, we will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

Consequences to ViaSat: Non-Qualified Stock Options.  Generally, we will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of a non-qualified stock option.

Restricted Stock

Generally, a participant in the Equity Plan will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Equity Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Code Section 83. ViaSat will be eligible for a tax deduction as a compensation expense at the time the participant recognizes ordinary income equal to the amount of income recognized.

Stock Appreciation Rights

A participant will not be taxed upon the grant of a stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, ViaSat will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income.

Performance Awards, Dividend Equivalents, Restricted Stock Units and Stock Payments

The participant will have ordinary income upon receipt of stock or cash payable under a performance award, dividend equivalents, restricted stock units and stock payments. ViaSat will be eligible for a tax deduction as a compensation expense equal to the amount of ordinary income recognized by the participant.

Section 162(m)

Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Equity Plan has been structured with the intent that awards granted under the Equity Plan may meet the requirements for “performance-based” compensation under Code Section 162(m). To the extent granted at a fair market value exercise price, options and stock appreciation rights granted under the Equity Plan are intended to qualify as “performance-based” under Section 162(m) of the Code.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote “FOR” the amendment to the 1996 Equity Participation Plan.

OWNERSHIP OF SECURITIES

Beneficial Ownership Table

The following table sets forth information known to us regarding the ownership of ViaSat common stock as of August 11, 2008 by: (1) each director, (2) each of the Named Executive Officers identified in the Summary Compensation Table, (3) all directors and executive officers of ViaSat as a group, and (4) all other stockholders known by ViaSat to be beneficial owners of more than 5% of ViaSat common stock.

	Amount and Nature of		Percent Beneficial
Name of Beneficial Owner(1)	Beneficial Ownership(2)		Ownership (%)(3)

Directors and Officers:
Mark D. Dankberg	1,865,476	(4)	6.0
Steven R. Hart	818,159	(5)	2.7
Robert W. Johnson	642,496	(6)	2.1
Mark J. Miller	391,422	(7)	1.3
B. Allen Lay	380,328	(8)	1.2
Jeffrey M. Nash	370,090	(9)	1.2
Richard A. Baldridge	239,107	(10)	*
Michael B. Targoff	132,750	(11)	*
Ronald G. Wangerin	71,985	(12)	*
John P. Stenbit	55,000	(13)	*
Harvey P. White	45,000	(14)	*
All directors and executive officers as a group (15 persons)	5,065,726		15.8
Other 5% Stockholders:
Matrix Capital Management Company LLC	1,613,333	(15)	5.3
Franklin Resources, Inc.	1,585,004	(16)	5.2

*	Less than 1%.

(1)	Under the rules of the SEC, a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after August 11, 2008 are deemed outstanding, including without limitation, upon the exercise of options or the vesting of restricted stock units. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. References to options in the footnotes of the table include only options to purchase shares that were exercisable on or within 60 days after August 11, 2008 and references to restricted stock units in the footnotes of the table include only restricted stock units that would vest and settle on or within 60 days after August 11, 2008.

(3)	For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a) 30,747,998 shares of common stock outstanding on August 11, 2008 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after August 11, 2008.

(4)	Includes 339,063 shares subject to options exercisable by Mr. Dankberg within 60 days after August 11, 2008. The address of Mr. Dankberg is 6155 El Camino Real, Carlsbad, California 92009.

(5)	Includes 92,563 shares subject to options exercisable by Mr. Hart within 60 days after August 11, 2008.

(6)	Includes 90,000 shares subject to options exercisable by Mr. Johnson within 60 days after August 11, 2008.

(7)	Includes 87,188 shares subject to options exercisable by Mr. Miller within 60 days after August 11, 2008 and 521 shares subject to restricted stock units granted to Mr. Miller. These restricted stock units have vested, but underlying shares have not yet been delivered or acquired.

(8)	Consists of (a) 30,400 shares held by the Lay Charitable Remainder Unitrust, (b) 114,442 shares held by the Lay Living Trust, (c) 145,486 shares held by Lay Ventures, and (d) 90,000 shares subject to options exercisable by Mr. Lay within 60 days after August 11, 2008.

(9)	Includes 74,000 shares subject to options exercisable by Mr. Nash within 60 days after August 11, 2008.

(10)	Includes 227,500 shares subject to options exercisable by Mr. Baldridge within 60 days after August 11, 2008.

(11)	Includes 65,000 shares subject to options exercisable by Mr. Targoff within 60 days after August 11, 2008.

(12)	Includes 69,375 shares subject to options exercisable by Mr. Wangerin within 60 days after August 11, 2008.

(13)	Includes 55,000 shares subject to options exercisable by Mr. Stenbit within 60 days after August 11, 2008.

(14)	Includes 45,000 shares subject to options exercisable by Mr. White within 60 days after August 11, 2008.

(15)	Based solely on information contained in a Schedule 13G filed with the SEC on April 28, 2008 by Matrix Capital Management Company LLC and David E. Goel, reporting that Matrix Capital Management Company LLC, in its capacity as an investment adviser, has the sole right to vote and dispose of 1,613,333 shares. Mr. Goel is the Managing Member of Matrix Capital Management Company LLC. The address of Matrix Capital Management Company LLC is 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.

(16)	Based solely on information contained in a Schedule 13G filed with the SEC on February 4, 2008 by Franklin Resources, Inc., reporting that the shares of ViaSat common stock are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are advised by direct and indirect subsidiaries of Franklin Resources, Inc. These subsidiaries have been granted all investment and/or voting power over the shares of ViaSat common stock. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal stockholders of Franklin Resources, Inc. The Schedule 13G reports that Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc., Fiduciary Trust Company International and Fiduciary International, Inc. have sole power to vote (or to direct the vote) and dispose (or to direct the disposition) of 910,617 shares, 431,627 shares, 228,260 shares and 14,500 shares, respectively. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of ViaSat common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all forms that they file. Based solely on our review of copies of these forms in our possession, or in reliance upon written representations from our directors and executive officers, we believe that all of our directors, executive officers and 10% stockholders complied with the Section 16(a) filing requirements during the fiscal year ended March 28, 2008, except that Jeffrey Nash filed one late Form 4 and Steven Hart filed two late Form 4’s, each reporting a single transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information regarding the compensation program in place for our executive officers, including the Named Executive Officers identified in the Summary Compensation Table, during our 2008 fiscal year. In particular, this Compensation Discussion and Analysis provides information related to each of the following aspects of our executive compensation program:

•	Overview and objectives of our executive compensation program;

•	Explanation of our executive compensation processes and criteria;

•	Description of the components of our compensation program; and

•	Discussion of how each component fits into our overall compensation objectives.

Overview and Objectives of Executive Compensation Program

The principal components of our executive compensation program include:

•	Base salary;

•	Short-term or annual awards in the form of cash bonuses;

•	Long-term equity awards; and

•	Other benefits generally available to all of our employees.

Our executive compensation program incorporates these components because our Compensation and Human Resources Committee considers the combination of these components to be necessary and effective in order to provide a competitive total compensation package to our executive officers and to meet the principal objectives of our executive compensation program. In addition, the Compensation and Human Resources Committee believes that our use of base salary, annual cash bonus, and long-term equity awards as the primary components of our executive compensation program is consistent with the executive compensation programs employed by technology companies of similar size and stage.

Our overall compensation objectives are premised on the following three fundamental principles, each of which is discussed below: (1) a significant portion of executive compensation should be performance-based, tied to the achievement of certain company financial objectives and individual objectives; (2) the financial interests of our executive management and our stockholders should be aligned; and (3) the executive compensation program should be structured so that we can compete in the marketplace in hiring and retaining top level executives in our industry with compensation that is competitive and fair.

Performance-Based Compensation.  A major thrust of our compensation program is our belief that a significant amount of executive compensation should be performance-based. In other words, our compensation program is designed to reward superior performance, and we believe that our executive officers should feel accountable for the performance of our business and their individual performance. In order to achieve this objective, we have structured our compensation program so that executive compensation is tied, in large part, directly to company-wide and individual performance. For example, and as discussed specifically below, annual cash bonuses are based on, among other things, pre-determined corporate financial performance metrics and operational targets.

Alignment with Stockholder Interests.  We believe that executive compensation and stockholder interests should be linked, and our compensation program is designed so that the financial interests of our executive officers are aligned with the interests of our stockholders. We accomplish this objective in a couple of ways. First, as noted above, payments of annual cash bonuses are based on, among other things, pre-determined financial performance metrics and operational targets that, if achieved, we believe enhance the value of our common stock.

Second, a significant portion of the total compensation paid to our executive officers is paid in the form of equity to further align the interests of our executive officers and our stockholders. In this regard, our executive officers are subject to the downside risk of a decrease in the value of their compensation in the event that the price of our common stock declines. We believe that a combination of restricted stock units and stock option awards, which each vest with the passage of time, provide meaningful long-term awards that are directly related to the enhancement of stockholder value. Equity awards are intended to reward our executive officers upon achieving operational and financial goals that we believe ultimately will be reflected in the value of our common stock. In addition, the time-vesting schedule of restricted stock units and stock option awards furthers the goal of executive retention.

Structure Allows Competitive and Fair Compensation Packages.  We develop and manufacture innovative satellite and other wireless communications and networking systems for commercial, military and civil government customers. We believe that our industry is highly specialized and competitive. Stockholders are best served when we can attract and retain talented executives with compensation packages that are competitive and fair. Therefore, we strive to create a compensation package for executive officers that delivers compensation that is comparable to the total compensation delivered by the companies with which we compete for executive talent.

Compensation Processes and Criteria

The Compensation and Human Resources Committee is responsible for determining our overall executive compensation philosophy and for evaluating and recommending all components of executive officer compensation (including base salary, annual cash bonuses and long-term equity awards) to our Board of Directors for approval. The Compensation and Human Resources Committee acts under a written charter adopted and approved by our Board of Directors and may, in its discretion, obtain the assistance of outside advisors, including compensation consultants, legal counsel and accounting and other advisors. Three outside directors currently serve on the Compensation and Human Resources Committee. Each member qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and as independent within the meaning of the corporate governance standards of Nasdaq. A copy of the Compensation and Human Resources Committee charter can be found under the “Investor Relations” section of our website at investors.viasat.com.

Because our executive compensation program relies on the use of three relatively straightforward components (base salary, annual cash bonus, and long-term equity awards), the process for determining each component of executive compensation remains fairly consistent across each component. The Compensation and Human Resources Committee determines compensation in a manner consistent with our primary objectives for executive compensation discussed above. In determining each component of executive compensation, the Compensation and Human Resources Committee generally considers each of the following factors:

•	industry compensation data;

•	individual performance and contributions;

•	company financial performance;

•	total executive compensation;

•	affordability of cash compensation based on ViaSat’s financial results; and

•	availability and affordability of shares for equity awards.

Industry Compensation Data.  The Compensation and Human Resources Committee reviews the executive compensation data of companies in comparable technology industries of similar size and stage to ViaSat as part of the process of determining executive compensation. Industry compensation data consists of peer group compensation data and the Radford Executive Compensation Survey, a nationally recognized compensation survey containing market information of companies in the high technology industry. This survey contains information derived from hundreds of other high technology companies, although the survey does not provide the particular names of those companies whose pay practices are surveyed with respect to any particular position being reviewed. This survey was not compiled specifically for ViaSat but rather represents a database containing comparative compensation data and information for hundreds of other high technology companies. The Compensation and

Human Resources Committee therefore reviewed pooled compensation data for positions similar to those held by each Named Executive Officer.

In 2008, our peer group consisted of the following companies: Arris Group, Comtech Telecommunications, Cubic Corporation, Cymer, Foundry Networks, Harris Stratex Networks, Loral Space & Communications Ltd., MRV Communications, Novatel Wireless, Inc., Orbital Sciences, RF Micro Devices, Inc., Skyworks Solutions, Inc., Tekelec, Trimble Navigation and TriQuint Semiconductor. The peer group was selected based on the following criteria: industry, net income, revenues, earnings per share, and market capitalization.

Although we maintain a peer group for executive compensation purposes, we continue to primarily rely on industry survey data in determining executive compensation. The selected companies in the peer group are companies that fall within a reasonable range of comparison factors and/or that ViaSat may compete with for executive talent. The peer group was not selected on the basis of executive compensation levels. The peer group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each named executive officer. In addition, the pool of senior executive talent from which the company draws and against which it compares itself extends beyond the limited community of ViaSat’s immediate peer group and includes a wide range of other organizations in the communications sector outside ViaSat’s traditional competitors, which range is represented by such surveys. As a result, the primary role of peer group compensation data historically has been to serve as verification that the industry survey data is consistent with ViaSat’s direct publicly-traded peers in the United States and the Compensation and Human Resources Committee continues to primarily rely on industry survey data in determining actual executive compensation.

Individual Performance.  The Compensation and Human Resources Committee makes an assessment of individual executive performance and contributions. The individual performance assessments made by the Compensation and Human Resources Committee are based in part on input from executive management. As part of our executive compensation process, our Chief Executive Officer and President provide input to the Compensation and Human Resources Committee on individual executive performance and contributions. With respect to assessing the individual performance of our Chief Executive Officer, the Compensation and Human Resources Committee relies on an annual assessment completed by our Nomination and Evaluation Committee. The Compensation and Human Resources Committee believes input from management and outside advisors is valuable; however, the Compensation and Human Resources Committee makes its recommendations and decisions based on an independent analysis and assessment.

Company Financial Performance.  As previously discussed, a major component of our executive compensation program is our belief that a significant amount of executive compensation should be based on performance, including company financial performance. Although the Compensation and Human Resources Committee uses specific financial performance metrics as a basis for determining annual cash bonus compensation, company financial performance is also an important factor considered by the Compensation and Human Resources Committee in determining both base salary and equity awards.

Total Executive Compensation.  As part of reviewing each component of executive compensation, the Compensation and Human Resources Committee also considers the total compensation of the executive. A review of total compensation is completed to assure that each executive’s total compensation remains appropriately competitive and continues to meet the compensation objectives described above.

Affordability.  Prior to completing the executive cash compensation (base salary and annual cash bonuses) process, the Compensation and Human Resources Committee confirms that the proposed cash compensation is affordable under and consistent with ViaSat’s financial results. With respect to equity compensation, the Compensation and Human Resources Committee confirms the availability and affordability of shares prior to granting the equity awards to executives. To the extent the Compensation and Human Resources Committee determines that a component of executive compensation is not affordable, appropriate adjustments to that compensation component are made prior to final approval by the Compensation and Human Resources Committee.

Determination of Compensation.  After reviewing, analyzing and discussing each of the factors for executive compensation described above, the Compensation and Human Resources Committee determines (or makes a recommendation to the Board of Directors) the appropriate compensation for each individual executive. However, the Compensation and Human Resources Committee does not establish compensation levels based on benchmarking. The Compensation and Human Resources Committee relies upon the judgment of its members in making compensation decisions, after reviewing our performance and carefully evaluating a Named Executive Officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, experience, current compensation arrangements and long-term potential to enhance stockholder value. While competitive market compensation paid by other companies is reviewed by the Compensation and Human Resources Committee, it does not attempt to set compensation at a certain target percentile within a peer group or otherwise rely entirely on that data to determine Named Executive Officer compensation. Instead, the Compensation and Human Resources Committee incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. The Compensation and Human Resources Committee and the Board hold several meetings each year for the review, discussion and determination of executive compensation.

The compensation levels of the Named Executive Officers reflect to a significant degree their varying roles and responsibilities. Mr. Dankberg, in his role as the Chairman and Chief Executive Officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This is also consistent with competitive practices among our peer group companies.

Components of Our Compensation Program

As discussed above, the components of our compensation program are the following: base salary, annual cash bonuses, long-term equity-based compensation and certain other benefits that are generally available to all of our employees.

Base Salary.  In determining base salary, the Compensation and Human Resources Committee primarily considers (1) executive compensation survey results from Radford, which generally reports a compensation range for each position, (2) compensation data of our peer group companies prepared and analyzed by our independent compensation consultants, and (3) individual performance and contributions. In evaluating individual executive performance and contributions, the Compensation and Human Resources Committee also considered to what extent the executive:

•	Sustains a high level of performance;

•	Demonstrates success in contributing toward ViaSat’s achievement of key financial and other business objectives;

•	Has a proven ability to help create stockholder value; and

•	Possesses highly developed skills and abilities critical to ViaSat’s success.

After also considering ViaSat’s recent financial performance, total executive compensation, and confirming affordability under ViaSat’s financial plan, the Compensation and Human Resources Committee set new base salaries for each of the executives. The following table describes the base salaries for fiscal year 2008 and fiscal year 2009 for each of our Named Executive Officers.

Fiscal Year 2008 and Fiscal Year 2009
Base Salary

	Fiscal Year 2008	Fiscal Year 2009	Percentage
Executive	Base Salary	Base Salary	Increase

Mark D. Dankberg	$580,000	$640,000	10.3%
Chairman and Chief Executive Officer
Richard A. Baldridge	$445,000	$490,000	10.1%
President and Chief Operating Officer
Ronald G. Wangerin	$325,000	$355,000	9.2%
Vice President and Chief Financial Officer
Steven R. Hart	$280,000	$305,000	8.9%
Vice President and Chief Technical Officer
Mark J. Miller	$250,000	$290,000	16.0%
Vice President and Chief Technical Officer

Annual Cash Bonuses.  Under our executive compensation program, targets for cash bonuses are established as a percentage of base salary and actual award amounts are determined primarily based on the achievement of certain company financial results and individual performance metrics. Historically, the amount for annual cash bonuses is determined by the Compensation and Human Resources Committee primarily based on industry compensation surveys (and validated with compensation data from peer group companies). Based on our compensation philosophy and objectives, the cash bonus targets for executives are generally set between the market 50th and the 75th percentiles of the compensation range for each position (based on industry compensation data). These target bonus amounts are based in part on the Compensation and Human Resources Committee’s review of cash bonus payments made to similarly situated executives of other surveyed companies, as reported in the survey data reviewed by the Compensation and Human Resources Committee and described above. In addition, in determining the target bonus amounts, the Compensation and Human Resources Committee also considered the expected individual contributions of each executive toward the overall success of the company. Consistent with the company’s compensation philosophy, annual cash bonuses are subject to affordability based on ViaSat’s financial results.

For fiscal year 2008, the specific metrics for determining annual cash bonuses placed equal emphasis on ViaSat’s annual financial performance and individual performance. The financial metrics were set at the beginning of the 2008 fiscal year and were based on the year’s internally-developed financial plan, which was approved by our Board of Directors. The individual performance factors for the executive officers (excluding the Chief Executive Officer) were determined by the Compensation and Human Resources Committee based on input and recommendations from our Chief Executive Officer and President as well as input from the Compensation and Human Resources Committee. These individual performance metrics are typically qualitative in nature and not quantifiable. The individual performance metrics for the Chief Executive Officer are described below. The annual performance metrics for determining annual cash bonuses, both financial and individual, are intended to be challenging but achievable. The table below describes the financial and individual objectives (and weighting of each objective) used for determining annual cash bonuses for our Named Executive Officers (excluding our Chief Executive Officer) for fiscal year 2008.

Fiscal Year 2008 Cash Bonus Objectives

Objective	Weighting

Financial — Earnings per share	20%
Financial — New Contract Awards	12.5%
Financial — Revenues	10%
Financial — Net Operating Asset Turnover	7.5%
Individual — Contribution Toward Achievement of Company Financial Targets	30%
Individual — Achievement of Individual Goals	20%

For purposes of determining the annual cash bonuses for our Chief Executive Officer in fiscal year 2008, our Compensation and Human Resources Committee relied on an assessment of our Chief Executive Officer completed by our Nomination and Evaluation Committee. The criteria used by the Nomination and Evaluation Committee for our Chief Executive Officer’s fiscal year 2008 evaluation included (with approximately one-third of the weighting applied to each of the three main categories):

•	Company financial performance: earnings per share, new contract awards, revenues, and net operating asset turnover;

•	Leadership: strategic, ethics, and integrity; and

•	Strategic: industry positioning, short term and long term strategies, measurable progress in key business areas, and growth strategy.

The performance metrics for determining the annual cash bonuses for our Chief Executive Officer consist of both objective and subjective criteria. Under the objective performance factors, ViaSat must achieve quantifiable financial performance metrics. The attainment of our Chief Executive Officer’s leadership and strategic individual performance factors, while made in the context of the objective criteria, is based upon a subjective evaluation of his individual performance by the Compensation and Human Resources Committee with input from the Nomination and Evaluation Committee. In coming to its determination, the Compensation and Human Resources Committee does not follow any guidelines nor are there any such standing guidelines regarding the exercise of such discretion.

The executive bonus program does not have any pre-established minimum or maximum payout. At the beginning of each fiscal year, the Board of Directors approves ViaSat’s financial plan for the upcoming fiscal year and the Compensation and Human Resources Committee approves the target bonus pool (executives and employees) for the upcoming fiscal year. The Board of Directors and the Compensation and Human Resources Committee also retain the discretion to take additional factors into account (e.g., market conditions, total executive compensation, additional company financial metrics or extraordinary individual contributions) and make adjustments to executive bonus compensation to the extent appropriate.

For fiscal year 2008, although the company achieved strong financial results, based on a recommendation from executive management and consistent with the company’s compensation philosophy, we did not approve an annual cash bonus for executive management. This decision was based on subjective and qualitative factors, including funding discretionary expenses associated with compensation, research and development, new business pursuits and affordability. Due to the fact that the fiscal 2008 annual bonus determinations were based on the Compensation and Human Resources Committee’s consideration of factors other than performance, ViaSat determined that the financial and individual performance targets set by the Compensation and Human Resources Committee for fiscal 2008 are not material in the context of the company’s executive compensation policies or decisions for fiscal 2008.

Fiscal Year 2008 Cash Bonuses

	Target Cash
	Bonuses As
	Percentage	Target Cash
	of Base	Bonuses	Cash
Executive	Salary	Percentile	Bonuses

Mark D. Dankberg	107%	50th - 75th	$0
Richard A. Baldridge	80%	50th - 75th	$0
Ronald G. Wangerin	66%	50th - 75th	$0
Steven R. Hart	59%	50th - 75th	$0
Mark J. Miller	64%	50th - 75th	$0

Equity-Based Compensation.  Consistent with our belief that equity-based compensation is a key component for an effective executive compensation program at growth-oriented technology companies, our Board of Directors provides long-term equity awards to our executive officers. No equity-based compensation grants were made during fiscal year 2008 to our Named Executive Officers.

Other Benefits.  We provide a comprehensive benefits package to all of our employees, including our Named Executive Officers, which includes medical, dental, vision care, disability insurance, life insurance benefits, flexible spending plan, 401(k) savings plan, educational reimbursement program, employee assistance program, employee stock purchase plan, holidays and personal time off which includes vacation, sick or personal days off and a sell back policy. Certain executives also receive access to our sports and golf club membership. We do not currently offer defined benefit pension, deferred compensation or supplemental executive retirement plans to any of our employees.

Change of Control and Employment Agreements

We currently do not have any employment agreements, change of control agreements or severance arrangements with any of our executive officers.

Equity Grant Process

Stock options and restricted stock units are part of the equity compensation program for many of our employees. Equity awards have historically been granted in approximately 18 to 24 month cycles. Grant approval for executive officers occurs at meetings of the Board of Directors. Because of the more lengthy process for determining executive equity grants, executive equity grants are not always made at the same time as grants to all other eligible employees. The timing of grants is not coordinated with the release of material non-public information. Stock option awards are made at fair market value on the date of grant (as defined under our equity plan) and awards of restricted stock units are made in accordance with the terms of our equity plan. The Compensation and Human Resources Committee is currently examining alternative cycle times between equity grants to potentially more closely align our equity compensation program with the market practices.

In addition to grants made each year to our current employees, stock option and restricted stock unit grants are made during the year to newly-hired employees as part of the in-hire package, as well as to existing employees for purposes of retention or in recognition of special achievements. In order to address the need to grant options at multiple times during the year, the Compensation and Human Resources Committee has delegated authority to the company’s Chief Executive Officer, President and Vice President of Human Resources to make grants to employees other than Section 16 officers, subject to certain guidelines and an overall share limitation. These senior executives are each authorized to identify the award recipient and the number of shares subject to the option grant; the Compensation and Human Resources Committee sets all other terms of the awards. Grants made by these senior executives under delegation of authority from the Compensation and Human Resources Committee are generally made once a quarter. In addition, we do not grant re-load options, make loans to executives to exercise stock options, or grant stock options at a discount.

Stock Ownership/Retention Guidelines

The Board of Directors believes that the number of shares of ViaSat stock owned by individual members of management is a personal decision, and encourages stock ownership.

Tax and Accounting Considerations

We select and implement the components of compensation primarily for their ability to help us achieve the objectives of our compensation program and not based on any unique or preferential financial tax or accounting treatment. However, when awarding compensation, the Compensation and Human Resources Committee is mindful of the level of earnings per share dilution that will be caused as a result of the compensation expense related to the Compensation and Human Resources Committee’s actions. For example, in fiscal year 2007, the Compensation and Human Resources Committee added restricted stock units to our equity award program to, in part, help reduce the accounting expense and dilution associated with our equity award program. In addition, Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation (other than certain enumerated categories of performance-based compensation) that we may deduct for federal income tax purposes. For fiscal year 2008, we do not anticipate that there will be nondeductible compensation for covered executives. While we have not adopted a policy requiring that all compensation be deductible, the Compensation and Human Resources Committee will continue to review the Section 162(m) issues associated with possible modifications to our compensation arrangements in fiscal year 2009 and future years and will, where reasonably practicable and consistent with our business goals, seek to qualify variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m) while maintaining a competitive, performance-based compensation program.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that ViaSat specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Respectfully Submitted by the
Compensation and Human Resources Committee

Jeffrey M. Nash
John P. Stenbit
Harvey P. White

Summary Compensation Table

The following table sets forth the compensation earned during the fiscal years ended March 28, 2008 and March 30, 2007 by our Chief Executive Officer and Chief Financial Officer, as well as our three other most highly compensated executive officers (collectively, the Named Executive Officers).

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)		($)

Mark D. Dankberg	2008	580,000	—	84,156	325,319	—	13,489	(4)	1,002,964
Chairman and Chief Executive Officer	2007	545,000	—	39,304	151,935	640,000	8,424		1,384,663
Richard A. Baldridge	2008	445,000	—	65,151	251,860	—	18,201		780,212
President and Chief Operating Officer	2007	420,000	—	30,428	117,627	390,000	7,236		965,291
Ronald G. Wangerin	2008	325,000	—	27,149	104,942	—	8,885		465,976
Vice President and Chief Financial Officer	2007	295,000	—	12,679	49,011	200,000	12,102		568,792
Steven R. Hart	2008	280,000	—	19,005	73,459	—	12,044	(4)	384,508
Vice President and Chief Technical Officer	2007	260,000	—	8,876	34,308	150,000	10,500		463,684
Mark J. Miller	2008	250,000	—	13,571	52,471	—	21,546	(4)(5)	337,588
Vice President and Chief Technical Officer	2007	240,000	—	6,338	24,506	130,000	12,981		413,825

(1)	This column represents the compensation cost recognized by us for financial statement reporting purposes in fiscal 2008 and 2007 for stock options and restricted stock units granted to each of the Named Executive Officers, in those years as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” or SFAS 123R. Pursuant to SEC rules, the amounts shown disregard adjustments for forfeiture assumptions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in our annual report on Form 10-K for the respective year end, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	Represents amounts paid under our annual bonus program.

(3)	Unless otherwise indicated, all other compensation consists only of matching 401(k) contributions and reimbursement of club dues for certain executives.

(4)	Includes patent award of $5,500 for Mr. Dankberg, $6,250 for Mr. Miller and $1,750 for Mr. Hart.

(5)	Includes vacation cash out of $9,615 for Mr. Miller.

Grants of Plan-Based Awards in Fiscal 2008

The following table sets forth information regarding grants of plan-based awards to each of the Named Executive Officers during fiscal 2008.

					All Other	All Other		Grant
					Stock	Option	Exercise	Date Fair
		Estimated Future Payouts Under			Awards:	Awards:	or Base	Value of
		Non-Equity Incentive Plan			Number of	Number of	Price of	Stock and
		Awards(1)			Shares	Securities	Option	Option
	Grant	Threshold	Target	Maximum	of Stock	Underlying	Awards	Awards
Name	Date	($)	($)	($)	or Units (#)	Options (#)	($/Sh)	($/Sh)

Mark D. Dankberg	—	—	620,600	—	—	—	—	—
Richard A. Baldridge	—	—	356,000	—	—	—	—	—
Ronald G. Wangerin	—	—	214,500	—	—	—	—	—
Steven R. Hart	—	—	165,200	—	—	—	—	—
Mark J. Miller	—	—	160,000	—	—	—	—	—

(1)	Represents target amounts payable under our annual cash bonus program for fiscal year 2008. No cash bonuses were actually paid to the Named Executive Officers pursuant to the bonus program for fiscal year 2008. The material terms of the bonus program are described in the “Compensation Discussion and Analysis” section above.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table lists all outstanding equity awards held by each of the Named Executive Officers as of March 28, 2008.

	Option Awards					Stock Awards
			Equity					Equity Incentive Plan Awards
			Incentive				Market		Market or
			Plan Awards:			Number of	Value	Number of	Payout Value
			Number of			Shares	of Shares	Unearned	of Unearned
			Securities			or Units	or Units	Shares,	Shares,
	Number of Securities		Underlying			of Stock	of Stock	Units or	Units or
	Underlying Unexercised		Unexercised	Option	Option	that Have	that Have	Other Rights	Other Rights
	Options (#)		Unearned	Exercise	Expiration	Not Vested	Not Vested	that Have	that Have
Name	Exercisable	Unexercisable(1)	Options (#)	Price ($)	Date(2)	(#)(3)	($)(4)	Not Vested (#)	Not Vested ($)

Mark D. Dankberg	30,000	—	—	8.54	6/15/2008	—	—	—	—
	30,000	—	—	8.07	7/14/2009	—	—	—	—
	60,000	—	—	14.00	12/21/2010	—	—	—	—
	80,000	—	—	13.16	12/11/2011	—	—	—	—
	60,000	—	—	18.25	12/18/2013	—	—	—	—
	80,000	—	—	21.02	12/16/2014	—	—	—	—
	29,063	87,187	—	26.15	10/11/2012	—	—	—	—
	—	—	—	—	—	9,687	209,530	—	—
Richard A. Baldridge	20,000	—	—	26.16	1/14/2010	—	—	—	—
	35,000	—	—	14.00	12/21/2010	—	—	—	—
	50,000	—	—	13.16	12/11/2011	—	—	—	—
	45,000	—	—	18.25	12/18/2013	—	—	—	—
	55,000	—	—	21.02	12/16/2014	—	—	—	—
	22,500	67,500	—	26.15	10/11/2012	—	—	—	—
	—	—	—	—	—	7,500	162,225	—	—
Ronald G. Wangerin	4,000	—	—	4.70	8/7/2012	—	—	—	—
	6,000	—	—	10.73	3/13/2013	—	—	—	—
	20,000	—	—	18.25	12/18/2013	—	—	—	—
	30,000	—	—	21.02	12/16/2014	—	—	—	—
	9,375	28,125	—	26.15	10/11/2012	—	—	—	—
	—	—	—	—	—	3,125	67,594	—	—
Steven R. Hart	8,000	—	—	7.77	6/15/2008	—	—	—	—
	8,000	—	—	7.33	7/14/2009	—	—	—	—
	20,000	—	—	14.00	12/21/2010	—	—	—	—
	20,000	—	—	13.16	12/11/2011	—	—	—	—
	18,000	—	—	18.25	12/18/2013	—	—	—	—
	20,000	—	—	21.02	12/16/2014	—	—	—	—
	6,563	19,687	—	26.15	10/11/2012	—	—	—	—
	—	—	—	—	—	2,187	47,305	—	—
Mark J. Miller	7,000	—	—	7.77	6/15/2008	—	—	—	—
	7,000	—	—	7.33	7/14/2009	—	—	—	—
	17,500	—	—	14.00	12/21/2010	—	—	—	—
	20,000	—	—	13.16	12/11/2011	—	—	—	—
	18,000	—	—	18.25	12/18/2013	—	—	—	—
	20,000	—	—	21.02	12/16/2014	—	—	—	—
	4,688	14,062	—	26.15	10/11/2012	—	—	—	—
	—	—	—	—	—	1,562	33,786	—	—

(1)	Options vest and become exercisable in four equal annual installments over the course of four years.

(2)	The expiration date of each option occurs six to ten years after the date of grant of each option.

(3)	Stock awards vest in four equal annual installments over the course of four years.

(4)	Computed by multiplying the closing market price of our common stock ($21.63) on March 28, 2008 (the last trading day of fiscal year 2008) by the number of shares subject to such stock award.

Option Exercises and Stock Vested in Fiscal 2008

The following table provides information concerning exercises of stock options by each of the Named Executive Officers and stock awards vested for each of the Named Executive Officers during fiscal 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares Acquired	Realized on	Shares Acquired		Realized on
	on Exercise	Exercise	on Vesting		Vesting
Name	(#)	($)(1)	(#)		($)

Mark D. Dankberg	—	—	3,230		103,069
Richard A. Baldridge	—	—	2,500		79,775
Ronald G. Wangerin	3,000	72,810	1,042	(2)	33,250	(2)
Steven R. Hart	8,000	204,480	730		23,294
Mark J. Miller	—	—	521	(2)	16,625	(2)

(1)	The value realized equals the difference between the closing market price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	Mr. Wangerin and Mr. Miller deferred 100% of their respective restricted stock unit awards vested during fiscal year 2008. All restricted stock units noted in table above for Mr. Wangerin and Mr. Miller vested during fiscal year 2008, but underlying shares for these awards had not yet been delivered or acquired as of the end of fiscal year 2008.

Equity Compensation Plan Information

The following table provides information as of March 28, 2008 with respect to shares of ViaSat common stock that may be issued under existing equity compensation plans. In accordance with the rules promulgated by the SEC, the table does not include information with respect to shares subject to outstanding options granted under equity compensation arrangements assumed by us in connection with mergers and acquisitions of the companies that originally granted those options.

	(a)		(b)	(c)
Number of
	Number of			Securities
	Securities to be			Remaining Available
	Issued Upon		Weighted Average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants		Options, Warrants	(Excluding Securities
Plan Category	and Rights (#)(1)		and Rights ($)	Reflected in Column (a))(#)

Equity compensation plans approved by security holders(2)	5,840,540	(3)	18.72	1,845,390	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	5,840,540		18.72	1,845,390

(1)	Pursuant to SEC rules, this column does not reflect options assumed in mergers and acquisitions where the plans governing the options will not be used for future awards. As of March 28, 2008, a total of 101,594 shares of ViaSat common stock were issuable upon exercise of outstanding options under those assumed arrangements. The weighted average exercise price of those outstanding options is $13.75 per share.

(2)	Consists of two plans: (a) the Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc., and (b) the ViaSat, Inc. Employee Stock Purchase Plan, as amended.

(3)	Excludes purchase rights currently accruing under the ViaSat, Inc. Employee Stock Purchase Plan.

(4)	Includes shares available for future issuance under the ViaSat, Inc. Employee Stock Purchase Plan. As of March 28, 2008, 299,750 shares of common stock were available for future issuance under the plan.

Director Compensation

The following table sets forth the compensation earned during the year ended March 28, 2008 by each of our non-employee directors.

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)(2)	($)	($)	($)	($)

Robert W. Johnson	35,000	—	155,933	—	—	—	190,933
B. Allen Lay	36,500	—	155,933	—	—	—	192,433
Jeffrey M. Nash	42,750	—	155,933	—	—	—	198,683
John P. Stenbit	35,500	—	178,077	—	—	—	213,577
Michael B. Targoff	30,500	—	155,933	—	—	—	186,433
Harvey P. White	37,500	—	189,934	—	—	—	227,434

(1)	This column represents the compensation cost recognized by us for financial statement reporting purposes in fiscal 2008 for stock options granted to each of the non-employee directors, in fiscal 2008 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown disregard adjustments for forfeiture assumptions. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in our annual report on Form 10-K for the year ended March 28, 2008, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.

(2)	The aggregate number of options outstanding at the end of fiscal 2008 for each director was as follows: Dr. Johnson 90,000; Mr. Lay 90,000; Dr. Nash 74,000; Mr. Stenbit 55,000; Mr. Targoff 65,000; and Mr. White 45,000. The full grant date fair value of stock options granted to each non-employee director during the fiscal year ended March 28, 2008 was $103,581, which reflects the company’s accounting expense for these options, and does not correspond to the actual value that may be recognized by the non-employee directors.

Members of the Board of Directors are reimbursed for expenses actually incurred in attending meetings of the Board and its committees. Each non-employee director is paid an annual fee of $12,000. In addition, each non-employee director is paid $2,000 for participation in each regular meeting of the Board and $1,000 for participation in each committee meeting as a regular committee member, or $1,500 for participation in each committee meeting as a committee chairperson. The fee paid to each director for participation via telephone for each regular meeting or each committee meeting is one-half of the regular fee. Each non-employee director at the time of initial election to the Board is granted an option to purchase 15,000 shares of ViaSat common stock and on the date of each subsequent annual meeting of stockholders is granted an option to purchase 10,000 shares of ViaSat common stock.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Resources Committee for the 2008 fiscal year were Dr. Nash, Mr. Stenbit and Mr. White. During fiscal 2008, no interlocking relationship existed between any member of the Compensation and Human Resources Committee and any member of any other company’s board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

All transactions and relationships in which the company and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the Board of Directors, such as the independent and disinterested members of the Board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the Board may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the Audit Committee deems appropriate.

Related Party Transactions

Michael Targoff, a director of ViaSat since February 2003, currently serves as the Chief Executive Officer and the Vice Chairman of the board of directors of Loral, the parent of Space Systems/Loral, Inc. (SS/L), and as of October 31, 2007, is also a director of Telesat Holdings Inc., a new entity formed in connection with Loral’s acquisition of Telesat Canada described below. John Stenbit, a director of ViaSat since August 2004, also currently serves on the board of directors of Loral.

On October 31, 2007, Loral and its Canadian partner, Public Sector Pension Investment Board (PSP), through Telesat Holdings Inc., a joint venture formed by Loral and PSP, completed the acquisition of 100% of the stock of Telesat Canada from BCE Inc. Loral holds equity interests in Telesat Holdings Inc. representing 64% of the economic interests and 33 1/3% of the voting interests. PSP holds 36% of the economic interests and 66 2/3% of the voting interests in Telesat Holdings Inc. (except with respect to the election of directors as to which it holds a 30% voting interest). In connection with this transaction, Michael Targoff became a director on the board of the newly formed entity, Telesat Holdings Inc.

In January 2008, we entered into several agreements with SS/L, Loral and Telesat Canada related to our anticipated high capacity satellite system. Under the satellite construction contract with SS/L, we will purchase a new broadband satellite (ViaSat-1) designed by us and to be constructed by SS/L for approximately $209.1 million, subject to purchase price adjustments based on satellite performance. In addition, we entered into a beam sharing agreement with Loral, whereby Loral is responsible for contributing 15% of the total costs (estimated at approximately $60 million) associated with the ViaSat-1 satellite project. Our purchase of the ViaSat-1 satellite from SS/L was approved by the disinterested members of our Board of Directors, after a determination by the disinterested members of our Board that the terms and conditions of the purchase were fair to ViaSat and in the best interests of ViaSat and its stockholders.

As of March 28, 2008, related to the construction of our anticipated high capacity satellite system, we paid $3.8 million to SS/L and had an outstanding payable of $3.8 million. There was no outstanding payable related to SS/L as of March 30, 2007. In the normal course of business, we recognized $11.1 million, $9.7 million and $9.9 million of revenue related to Telesat Canada for the fiscal years ended March 28, 2008, March 30, 2007 and March 31, 2006, respectively. Accounts receivable to Telesat Canada as of March 28, 2008 and March 30, 2007 were $3.1 million and $4.6 million, respectively.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of ViaSat’s financial reporting, internal control and audit functions. The Audit Committee is comprised solely of independent directors, as defined in the applicable Nasdaq and SEC rules. The Audit Committee operates under a written audit committee charter adopted by our Board of Directors. A copy of the audit committee charter can be found on the “Investor Relations” section of ViaSat’s website at investors.viasat.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its written charter, are intended to be in accordance with applicable requirements for corporate audit committees.

Management is responsible for the preparation, presentation and integrity of ViaSat’s financial statements, accounting and financial reporting principles, establishing and maintaining a system of disclosure controls and procedures, establishing and maintaining a system of internal controls, and procedures designed to facilitate compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, ViaSat’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of ViaSat’s internal control over financial reporting. The Audit Committee periodically meets with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of ViaSat’s internal controls and the overall quality of ViaSat’s financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2008 with management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee reviewed with PricewaterhouseCoopers LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. PricewaterhouseCoopers LLP represented that its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP its independence from ViaSat.

In reliance on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that ViaSat’s audited financial statements be included in ViaSat’s annual report on Form 10-K for the fiscal year ended March 28, 2008 for filing with the SEC.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that ViaSat specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Respectfully Submitted by the Audit Committee

Robert W. Johnson
B. Allen Lay
Jeffrey M. Nash
Harvey P. White

OTHER MATTERS

Important Notice Regarding the Availability of Proxy Materials for the ViaSat Annual Meeting of Stockholders To Be Held on October 2, 2008

Under rules recently adopted by the SEC, we are also furnishing proxy materials to our stockholders via the internet. This new process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. This proxy statement and our annual report to stockholders are available on the “Investor Relations” section of our website at investors.viasat.com. If you are a stockholder of record, you can elect to access future proxy statements and annual reports electronically by marking the appropriate box on your proxy card. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose this option, your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect this option.

Stockholder Proposals for the 2009 Annual Meeting

Stockholder Proposals for Inclusion in ViaSat’s 2009 Proxy Statement.  Stockholders of ViaSat may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. To be eligible for inclusion in our proxy statement relating to the 2009 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than April 24, 2009 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2008 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

Stockholder Proposals for Presentation at the 2009 Annual Meeting.  If a stockholder wishes to present a proposal at our 2009 annual meeting of stockholders without including the proposal in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws and must otherwise satisfy the conditions set forth in our bylaws for stockholder proposals. Under our bylaws, a stockholder must notify us no earlier than June 4, 2009 (120 calendar days prior to the anniversary of our 2008 annual meeting) and no later than July 4, 2009 (90 calendar days prior to the anniversary of our 2008 annual meeting) unless the date of the 2009 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2008 annual meeting. If the stockholder fails to give timely notice, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment.

APPENDIX A

1996 EQUITY PARTICIPATION PLAN
OF VIASAT, INC.

(As Amended and Restated Effective October 2, 2008)

ViaSat, Inc., a Delaware corporation, adopted The 1996 Equity Participation Plan of ViaSat, Inc. (the “Plan”), effective October 24, 1996, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below). The following is an amendment and restatement of the Plan effective as of October 2, 2008, as further amended.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of ViaSat, Inc. (the “Company”) by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

1.1  General.  Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2  Award Limit.  “Award Limit” shall mean Five Hundred Thousand (500,000) shares of Common Stock with respect to Options or Stock Appreciation Rights granted under the Plan and One Hundred Fifty Thousand (150,000) shares of Common Stock with respect to awards of Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, or Stock Payments granted under the Plan; provided, however, that in connection with an individual’s initial service as an Employee, such limit will be Three Hundred Thousand (300,000) shares of Common Stock with respect to awards of Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units or Stock Payments granted under the Plan. The maximum aggregate amount of cash that may be paid to an individual in cash during any fiscal year of the Company with respect to awards designated to be paid in cash shall be $1,000,000.

1.3  Board.  “Board” shall mean the Board of Directors of the Company.

1.4  Change in Control.  “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions:

(a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; or

(b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

1.5  Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6  Committee.  “Committee” shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 9.1.

1.7  Common Stock.  “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

1.8  Company.  “Company” shall mean ViaSat, Inc., a Delaware corporation.

1.9  Corporate Transaction.  “Corporate Transaction” shall mean any of the following stockholder-approved transactions to which the Company is a party:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

(b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

(c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

1.10  Director.  “Director” shall mean a member of the Board.

1.11  Dividend Equivalent.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

1.12  Employee.  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.13  Equity Restructuring.  “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards.

1.14  Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15  Fair Market Value.  “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading or quoted, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next following date on which a trade occurs, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the closing price of a share of Common Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of awards granted to Independent Directors) acting in good faith.”

1.16  Grantee.  “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Restricted Stock Units, under this Plan.

1.17  Incentive Stock Option.  “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.18  Independent Director.  “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.19  Non-Qualified Stock Option.  “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.20  Option.  “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

1.21  Optionee.  “Optionee” shall mean an Employee, Director or consultant granted an Option under this Plan.

1.22  Performance Award.  “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.23  Plan.  “Plan” shall mean The 1996 Equity Participation Plan of ViaSat, Inc.

1.24  QDRO.  “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.25  Restricted Stock.  “Restricted Stock” shall mean Common Stock awarded under Article VI of this Plan.

1.26  Restricted Stock Unit.  “Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article VII of this Plan.

1.27  Restricted Stockholder.  “Restricted Stockholder” shall mean an Employee, Director or consultant granted an award of Restricted Stock under Article VI of this Plan.

1.28  Rule 16b-3.  “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.29  Stock Appreciation Right.  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII of this Plan.

1.30  Stock Payment.  “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee, Director or consultant in cash, awarded under Article VII of this Plan.

1.31  Subsidiary.  “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.32  Termination of Consultancy.  “Termination of Consultancy” shall mean the time when the engagement of an Optionee, Grantee or Restricted Stockholder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the

Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.33  Termination of Directorship.  “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.34  Termination of Employment.  “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1  Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Restricted Stock Units, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company’s Common Stock, par value $0.0001 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 12,600,000. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) Any shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limit of Section 2.1(a) as one share for every share subject thereto. Any shares subject to awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Restricted Stock Units, or Stock Payments with a per share purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limit of Section 2.1(a) as two shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under Section 2.2, the Plan will be credited with two shares. To the extent that shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying shares as to which the exercise related shall be counted against the Plan’s share limits set forth above, as opposed to only counting the shares actually issued. For example, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the holder is 50,000 shares, 100,000 shares shall be charged against the Plan’s share limits with respect to such exercise.

(c) The maximum number of shares which may be subject to awards granted under the Plan to any individual in any fiscal year, and the maximum aggregate amount of cash that may be paid in cash during any fiscal year with respect to awards designated to be paid in cash, shall not exceed the applicable Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the Company stockholders approve an option exchange program whereby the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company’s Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

2.2  Add-Back of Options and Other Rights.  If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or an award is settled in cash without the delivery of shares of Common Stock to the award holder, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Restricted Stockholder or repurchased by the Company pursuant to Section 6.6 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Any shares of Common Stock tendered or withheld to satisfy (a) the exercise price of an Option or (b) the tax withholding obligation pursuant to any award may not again be optioned, granted or awarded hereunder.

ARTICLE III.

GRANTING OF OPTIONS

3.1  Eligibility.  Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

3.2  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

3.3  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee.

3.4  Granting of Options.

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

(iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award; provided, however, except as permitted under Section 10.3 of the Plan, no Option or Stock Appreciation Right shall, without stockholder approval, be (i) repriced, exchanged for an Option or Stock Appreciation Right with a lower price or otherwise modified where the effect would be to reduce the exercise price of the Option or Stock Appreciation Right; or (ii) exchanged for cash or an alternate award under the Plan.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) During the term of the Plan, each person who is an Independent Director as of the date of the consummation of the initial public offering of Common Stock automatically shall be granted (i) an Option to purchase Fifteen Thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering and (ii) an Option to purchase Ten Thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial public offering at which directors are elected to the Board. During the term of the Plan, a person who is initially elected to the Board after the consummation of the initial public offering of Common Stock and who is an Independent Director at the time of such initial election automatically shall be granted (i) an Option to purchase Fifteen Thousand (15,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election and (ii) an Option to purchase Ten Thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election at which directors are elected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (ii) of the preceding sentence.

ARTICLE IV.

TERMS OF OPTIONS

4.1  Option Agreement.  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2  Option Price.  The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted and in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3  Option Term.  The term of an Option shall be set by the Committee in its discretion; provided, however, that no Option shall have a term longer than six (6) years from the date the Option is granted and in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) the term may not exceed five (5) years from such date if the Incentive Stock Option is granted. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

4.4  Option Vesting.

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, Options granted to Independent Directors shall become (i) exercisable in cumulative annual installments of 331/3% on each of the first, second and third anniversaries of the date of Option grant for grants made on the initial election of a Independent Director and (ii) fully exercisable on the one year anniversary of the date of Option grant for grants made on the date of each annual meeting after such initial election at which directors are elected to the Board, without variation or acceleration hereunder except as provided in Section 10.3(b). At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except an Option granted to an Independent Director) vests. The Committee may also provide that the vesting of an Option granted under the Plan which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1.

(b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board, in the case of Options granted to Independent Directors) in the case of Options granted to Employees or consultants either in the Stock Option Agreement or by action of the Committee (or the Board, in the case of Options granted to Independent Directors) following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

4.5  Consideration.  In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

ARTICLE V.

EXERCISE OF OPTIONS

5.1  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and book entries and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion, (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan or other extension of credit from the Company when or where such loan or other extension of credit is prohibited by law.

5.3  Conditions to Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates, or make any book entries, for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee (or the Board, in the case of Options granted to Independent Directors) or required by any applicable law, rule or regulation, the Company shall not deliver to any Optionee certificates evidencing shares of Common Stock issued in connection with any Option and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

5.4  Rights as Stockholders.  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders or book entries evidencing such shares have been made by the Company.

5.5  Ownership and Transfer Restrictions.  The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates or book entries evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates or book entries evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

5.6  Limitations on Exercise of Options Granted to Independent Directors.  No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of twelve (12) months from the date of the Optionee’s death;

(b) The expiration of twelve (12) months from the date of the Optionee’s Termination of Directorship, Termination of Consultancy or Termination of Employment by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(c) The expiration of three (3) months from the last to occur of the Optionee’s Termination of Directorship, Termination of Consultancy or Termination of Employment, unless the Optionee dies within said three-month period; or

(d) The expiration of six (6) years from the date the Option was granted.

ARTICLE VI.

AWARD OF RESTRICTED STOCK

6.1  Award of Restricted Stock.

(a) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) may from time to time, in its absolute discretion:

(i) Select from among the key Employees, consultants or Independent Directors (including Employees, consultants or Independent Directors who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

(b) The Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of a key Employee, consultant or Independent Director to be awarded Restricted Stock, the Committee (or the Board, in the case of Restricted Stock awarded to Independent Directors) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.2  Restricted Stock Agreement.  Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key Employee, consultant or Independent Director and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall determine, consistent with this Plan. The issuance of any shares of Restricted Stock shall be made subject to satisfaction of all provisions of Section 5.3.

6.3  Consideration.  As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of, to consult for, or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after the Restricted Stock is issued (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) following grant of the Restricted Stock or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

6.4  Rights as Stockholders.  Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5.

6.5  Restriction.  All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and vesting restrictions based on duration of employment with the Company, Company performance and individual performance; provided, further, that by action taken after the Restricted Stock is issued, the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. The Committee may also provide that the vesting of Restricted Stock granted under the Plan which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1. Notwithstanding the foregoing, except as permitted under Section 10.3 of the Plan, shares of Restricted Stock will vest no more rapidly than ratably over a three (3) year period from the date of grant, unless the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) determines that the Restricted Stock award is to vest upon the achievement of one or more performance goals, in which case the period for measuring performance will be at least twelve (12) months. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.6  Repurchase or Forfeiture of Restricted Stock.  The Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company or because of the Restricted Stockholder’s retirement, death or disability, or otherwise. Unless provided otherwise by the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director), if no cash consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder’s rights in unvested Restricted Stock shall lapse upon the last to occur of Termination of Employment, Termination of Consultancy or Termination of Directorship with the Company.

6.7  Escrow.  The Secretary of the Company or such other escrow holder as the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.8  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee (or the Board, in the case of Restricted Stock granted to an Independent Director) shall cause a legend or legends to be placed on certificates or book entries representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, RESTRICTED STOCK UNITS,
STOCK PAYMENTS

7.1  Performance Awards.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted one or more Performance Awards. The Committee shall select the performance criteria (and any permissible adjustments) for each Performance Award for purposes of establishing the performance goal or performance goals applicable to such Performance Award for the designated performance period. The performance criteria that shall be used to establish such performance goals shall be limited to the following: (a) net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) gross or net sales or revenue, (c) net income (either before or after taxes), (d) operating earnings or profit, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on capital, (h) return on stockholders’ equity, (i) return on sales, (j) gross or net profit or operating margin, (k) costs, (l) funds from operations, (m) expenses, (n) working capital, (o) earnings per share, or (p) price per share of the Common Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators. The performance goals for a performance period shall be established in writing by the Committee (or the Board, in the case of an award to an Independent Director) based on one or more of the foregoing performance criteria, which goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. In making such determinations, the Committee (or the Board, in the case of an award to an Independent Director) shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, consultant or Independent Director.

7.2  Dividend Equivalents.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award is granted, and the date such Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award is exercised, vests or expires, as determined by the Committee (or the Board, in the case of an award to an Independent Director). Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (or the Board, in the case of an award to an Independent Director). Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

7.3  Stock Payments.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee (or the Board, in the case of an award to an Independent Director) and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee (or the Board, in the case of an award to an Independent Director), determined on the date such Stock Payment is made or on any date thereafter. The Committee may provide that the vesting of Stock Payments granted under the Plan which are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1.

7.4  Restricted Stock Units.  Any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director) may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The number of shares subject to a Restricted Stock Unit award shall be determined by the Committee (or the Board, in the case of an award to an Independent Director). The Committee may provide that the vesting of Restricted Stock Units granted under the Plan which are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested. Unless otherwise provided by the Committee (or the Board, in the case of an award to an Independent Director), a Grantee of Restricted Stock Units shall have no rights as a Company stockholder with respect to the shares of Common Stock underlying such Restricted Stock Units until such time as the award has vested and such Common Stock underlying the award has been issued.

7.5  Performance Award Agreement, Dividend Equivalent Agreement, Restricted Stock Unit Agreement, Stock Payment Agreement.  Each Performance Award, Dividend Equivalent, award of Restricted Stock Units and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of an award to an Independent Director) shall determine, consistent with this Plan.

7.6  Term.  The term of a Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment shall be set by the Committee (or the Board, in the case of an award to an Independent Director) in its discretion.

7.7  Exercise Upon Termination of Employment.  A Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment is exercisable or payable only while the Grantee is an Employee, consultant or Independent Director; provided that the Committee may (or the Board, in the case of an award to an Independent Director) determine that the Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment may be exercised or paid subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.8  Payment on Exercise.  Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee (or the Board, in the case of an award to an Independent Director). To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

7.9  Consideration.  As consideration for the issuance of a Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of, to consult for, or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent, award of Restricted Stock Unit and/or Stock Payment is granted (or such shorter period as may be fixed in such agreement or by action of the Committee (or the Board, in the case of an award to an Independent Director) following such grant or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

ARTICLE VIII.

STOCK APPRECIATION RIGHTS

8.1  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any key Employee, consultant or Independent Director selected by the Committee (or the Board, in the case of an award to an Independent Director). A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee (or the Board, in the case of an award to an Independent Director) shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company; provided, however, that no Stock Appreciation Right shall have a term longer than six (6) years from the date the Stock Appreciation Right is granted. The Committee, in its discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Appreciation Right Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code, including providing that the vesting of such Stock Appreciation Rights shall occur upon the satisfaction of one or more performance goals based on the performance criteria set forth in Section 7.1. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee, consultant or Independent Director that the Employee, consultant or Independent Director surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him under this Plan or otherwise. Subject to Section 3.4(b), a Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

8.2  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

8.3  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee; provided, however, that such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Grantee is an Employee, consultant or Independent Director; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4  Payment and Limitations on Exercise.

(a) Payment of the amount determined under Sections 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 above pertaining to Options.

(b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Board or Committee.

8.5  Consideration.  As consideration for the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of, to consult for or to remain as an Independent Director of, as applicable, the Company or any Subsidiary for a period of at least one year after the Stock Appreciation Right is granted (or such shorter period as may be fixed in the Stock Appreciation Right Agreement or by action of the Committee (or the Board, in the case of an award to an Independent Director) following grant of the Stock Appreciation Right or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, as a consultant for or as an Independent Director of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

ARTICLE IX.

ADMINISTRATION

9.1  Compensation Committee.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.

Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to awards granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section shall serve in such capacity at the pleasure of the Committee.

9.3  Majority Rule; Unanimous Written Consent.   The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE X.

MISCELLANEOUS PROVISIONS

10.1  Not Transferable.  Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Restricted Stock Unit award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

10.2  Amendment, Suspension or Termination of this Plan.  Except as otherwise provided in this Section 10.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, or the rules and regulations of any stock exchange or national market system on which the Common Stock is then listed. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 10.4.

10.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(d), in the event that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) (other than normal cash dividends), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (other than an Equity Restructuring), in the Committee’s sole discretion (or in the case of awards granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit award or Stock Payment, then the Committee (or the Board, in the case of awards granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued, adjustments of the Award Limit and adjustments of the manner in which shares subject to Full Value Awards will be counted),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock, and

(iii) the grant or exercise price with respect to any Option, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment, and

(iv) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants of Options are subsequently to be made to new and continuing Independent Directors pursuant to Section 3.4(d).

(b) Subject to Sections 10.3(b)(vii), 10.3(d) and 10.3(e) in the event of any Corporate Transaction or other transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of awards granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee’s request, for either the purchase of any such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Restricted Stock Unit for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the optionee’s rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of awards granted to Independent Directors) in its sole discretion;

(ii) In its sole and absolute discretion, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option, right or award shall be vested and/or exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award;

(iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit award or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of awards granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated, and, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 or forfeiture under Section 6.5 after such event; and

(vii) None of the foregoing discretionary actions taken under this Section 10.3(b) shall be permitted with respect to awards granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 10.3(b)(iii) above, each award granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 10.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

(c) Subject to Sections 10.3(d) and 10.8, the Committee (or the Board, in the case of awards granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Restricted Stock Unit agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Incentive Stock Options and awards intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such award to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of awards granted to Independent Directors) determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

(e) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.3(a) and 10.3(b):

(i) The number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 10(e) shall be nondiscretionary and shall be final and binding on the affected holder and the Company.

(ii) The Committee (or the Board, in the case of awards granted to Independent Directors) shall make such equitable adjustments, if any, as the Committee may deem appropriate to reflect such Equity

Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan or the Award Limit and adjustments of the manner in which shares subject to Full Value Awards will be counted).

10.4  Approval of Plan by Stockholders.  This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. Options, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Restricted Stock Units shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Restricted Stock Units previously awarded under this Plan shall thereupon be canceled and become null and void.

10.5  Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Restricted Stock Unit, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. The Committee (or the Board, in the case of awards granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the minimum amounts required to be withheld.

10.6  Loans.  The Committee may, in its discretion, and to the extent permitted by law extend one or more loans to key Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance, vesting or distribution of Restricted Stock or Restricted Stock Units awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee (or the Board, in the case of awards granted to Independent Directors). No loans will be made to key Employees if such loans would be prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

10.7  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of awards granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

10.8  Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Restricted Stock Unit awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Stock Payments, Restricted Stock and Restricted Stock Units granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, Stock Payment, Restricted Stock or Restricted Stock Unit intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.9  Effect of Plan Upon Options and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.10  Compliance with Laws.  This Plan, the granting and vesting of Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Restricted Stock Units awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.11  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.12  Governing Law.  This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

10.13  Section 409A.  To the extent that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any award granted under the Plan is subject to Section 409A of the Code, the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee (or the Board, in the case of awards granted to Independent Directors) determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including Department of Treasury guidance), the Committee (or the Board, in the case of awards granted to Independent Directors) may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee (or the Board, in the case of awards granted to Independent Directors) determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

.NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown inX this example. Please do not write outside the designated areas. PROXY CARD FOR ANNUAL MEETING 3PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The ViaSat Board of Directors unanimously recommends that stockholders vote “FOR” all the nominees listed, and “FOR” Proposals 2 and 3.+ 1. Election of Directors:For Withhold Mark D. Dankberg Michael B. Targoff Harvey P. White For Against Abstain 2. Ratification of Appointment of PricewaterhouseCoopers LLP as ViaSat’s Independent Registered Public Accounting Firm. 3. Approval of Amendment to the 1996 Equity Participation Plan. B Non-Voting Items. Change of Address — Please print new address below.ELECTRONIC ACCESS TO FUTURE DOCUMENTSI Consent If you consent to use the internet to access all future notices of stockholder meetings, proxy statements and annual reports issued by ViaSat (electronic access), please mark this box. See reverse side for details. C Authorized Signatures — Date and Sign Below — This section must be completed for your vote to be counted. Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 (Joint Owner) — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X0 1 8 9 8 1 1MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + >STOCK#<00XU9D

Important Notice Regarding the Availability of Proxy Materials for the ViaSat Annual Meeting of Stockholders To Be Held on October 2, 2008 The proxy materials for the ViaSat annual meeting of stockholders, including the proxy statement and annual report to stockholders, are available over the internet on the “Investor Relations” section of our website at investors.viasat.com. Electronic Access To Future Documents If you wish to access all future proxy statements and annual reports via the internet as they become available, please consent by marking the appropriate box on the reverse side of this proxy card. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. This consent will remain in effect until you notify our transfer agent, Computershare, by mail that you wish to resume mail delivery of the proxy statement and annual report. 3PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 PROXY CARD VIASAT, INC. ANNUAL MEETING OF STOCKHOLDERS OCTOBER 2, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE VIASAT BOARD OF DIRECTORS The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the accompanying proxy statement, and hereby appoints Mark D. Dankberg and Keven K. Lippert, jointly and severally, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of ViaSat, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the a nnual meeting of stockholders of ViaSat, Inc. to be held on October 2, 2008 at 8:30 a.m. Pacific Time at 6155 El Camino Real, Carlsbad, California 92009, and at any adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present. THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. SEE REVERSE SIDETO BE SIGNED AND DATED ON REVERSE SIDESEE REVERSE SIDE